UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/10/2009

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 10, 2009, the Board of Directors of Discovery Communications, Inc. (the "Company") adopted amendments to the Company's Bylaws, in order to:

- provide that notice of meetings of the Board of Directors and Board committees may be provided by electronic transmission or in writing, and eliminating the requirement that any waiver of notice be provided in writing;

- provide that consents by members of the Board and Board committees may be obtained via electronic transmission in order to facilitate e-mail or other electronic methods of consent;

- deleted the provision that the President of the Comapny may not hold any office other than Chairman of the Boards; and

- deleted the requirement that the Treasurer shall also fo the Company's Chief Financial Officer.

The preceding is qualified in its entirety by reference to the Company's amended Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

3.2    Bylaws of Discovery Communications, Inc., as amended November 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: November 16, 2009	By:	/s/ Joseph A. LaSala, Jr.
Joseph A. LaSala, Jr.
Senior Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.2	Bylaws of Discovery Communications, Inc., as amended November 10, 2009